                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                          Regent Technologies, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:


--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:


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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


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     (4) Proposed maximum aggregate value of transaction:


--------------------------------------------------------------------------------
     (5) Total fee paid:

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:


--------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:


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     (3) Filing Party:


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     (4) Date Filed:


--------------------------------------------------------------------------------

                            REGENT TECHNOLOGIES, INC.
                                 2929 ELM STREET
                               DALLAS, TEXAS 75226



                  NOTICE OF ANNUAL MEETING OF THE SHAREHOLDERS
                          TO BE HELD ON MARCH 4, 1998




     The Annual Meeting of Shareholders of Regent Technologies, Inc. (the "Company") will be held on Wednesday, March 4, 1998, at 10:00 a.m., at 2929 Elm St., Dallas, Texas, for the following purposes:


1. To approve the reverse stock split of the Company's Common Stock on a one share for six shares basis, thereby reducing the number of shares owned by each shareholder by 83.33%.

2. To elect four directors to serve for a term of one year and until their respective successors are duly elected and qualified.

3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.


The Board of Directors has fixed the close of business on February 18, 1998 as the record date for the meeting. Only shareholders of record on that date are entitled to notice of and to vote at the meeting and any adjournment or postponement thereof. As of the date of the mailing of the Proxy, management and certain shareholders had indicated the intention to vote over 51.5% of the outstanding shares of the Company in favor of all proposals.


The enclosed proxy is solicited by the Board of Directors of the Company. Reference is made to the attached proxy statement for further information with respect to the business to be transacted at the meeting. The Board of Directors urges you to date, sign and return the enclosed proxy promptly. You are cordially invited to attend the meeting in person. The return of the enclosed proxy will not affect your right to vote in person if you do attend the meeting.


                                               David A. Nelson




                                               Corporate President and Secretary

                            REGENT TECHNOLOGIES, INC
                                2929 ELM STREET
                              DALLAS, TEXAS 75226

                                PROXY STATEMENT


         The proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Regent Technologies, Inc. ("Regent" or the "Company") for use at the Company's Annual Meeting of Shareholders which will be held on the date, at the time and place and for the purposes set forth in the foregoing notice. This proxy statement, the foregoing notice and the enclosed proxy are being sent to shareholders on or about February 20, 1998.


                              VOTING REQUIREMENTS


         At the close of business on February 18, 1998, the record date fixed for the determination of shareholders entitled to notice of and to vote at the meeting, there were outstanding 16,048,856 shares of the Company's Common Stock (the "Common Stock"), the only class of voting securities outstanding. The presence at the meeting, in person or by proxy, of the holders of a majority of such outstanding shares will constitute a quorum. Each share of Common Stock is entitled to one vote on each matter to be submitted to a stockholder vote. Shareholders do not have cumulative voting rights in the election of directors. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required for the approval of each proposal except the election of Directors which requires a plurality vote.


         The Board of Directors does not intend to bring any matter before the meeting except as specifically indicated in the notice and does not know of anyone else who intends to do so. If any other matters properly come before the meeting, however, the persons named in the enclosed proxy, or their duly constituted substitutes acting at the meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment in such matters. If the enclosed proxy is properly executed and returned prior to voting at the meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. In the absence of instructions, the shares will be voted "FOR" the nominees of the Board of Directors in the election of the four directors. Broker "Non-Votes" and shares marked "Abstain" on the return proxy will count as a "No" vote but will be counted for purposes of establishing a quorum. Colorado law does not prohibit members of the Board of Directors from voting their shares in all matters notwithstanding the potential of a personal interest therein.

         Any proxy may be revoked at any time prior to its exercise by notifying the Secretary of the Company in writing, by delivering a duly executed proxy bearing a later date or by attending the meeting and voting in person. As of the date of the mailing of the Proxy, management and certain shareholders had indicated the intention to vote over 51.5% of the outstanding shares of the Company in favor of all proposals.

         THE BOARD OF DIRECTORS OF REGENT UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS OF REGENT VOTE THEIR SHARES OF REGENT COMMON STOCK IN FAVOR OF THE APPROVAL OF BOTH PROPOSALS, NAMELY THE REVERSE STOCK SPLIT AND THE ELECTION OF DAVID A. NELSON, GORDON M. BOYD, WILLIAM D. BINGHAM AND ROY W. MERS AS DIRECTORS.

                        PROPOSAL FOR REVERSE STOCK SPLIT

         The Board of Directors has proposed that all of the shares of Common Stock of Regent, both registered and unregistered, be subject to a reverse split on a one share for six shares basis, ie. 36,000 shares of Regent Common Stock would be reduced to 6,000 shares. The Company is currently in need of capital for the expansion of its business and the Board has determined that offering shares through private placement memorandums is the best method for funding the Company's efforts rather than acquiring debt. The Board has also determined that the success of such offerings will be enhanced and the shares will be more attractive to investors if a reverse stock split is effected at this time.

INFORMATION REGARDING REGENT

Business
--------

         General. Regent Technologies, Inc., formerly Regent Petroleum Corporation, was incorporated under the laws of the State of Colorado on January 18, 1980, for the purpose of exploration and development of oil and gas properties in the United States. In 1994, the Company redirected its core activities and acquired SSBE Environmental, Inc. ("SSBE"), which was organized for the purpose of obtaining waste and landfill reclamation contracts. On August 16, 1996, the Board of Directors of the Company voted to sell 81% of its investment in SSBE to management of SSBE and to enter into a license agreement for the technologies necessary to offer dialup access to the Internet (the "Technology License" or "License"). On September 15, 1996, the Company announced it had initiated highspeed Internet access for home and business using the National Knowledge Networks, Inc. ("NKN") digital network under a Technology License which licenses the hardware and the software necessary for the Company to offer access to the Internet. The License was obtained from NKN Technologies, Inc. ("NKN") which was under license to National Knowledge Networks, Inc. The consideration was the grant of 2,500,000 shares of common stock of the Company, 600,000 registered shares and 1,900,000 restricted shares. To satisfy the grant of registered stock, the Board of Directors approved the exchange of three (3) shares of restricted stock for one (1) share of registered stock. The Company issued 3,141,688 shares of newly issued restricted common stock plus the shares received from SSBE to satisfy the consideration for the license, all valued at $.10 per share, which resulted in the Technology License being booked at $364,168. On December 7, 1996, the License was assigned to the Company's wholly owned subsidiary, Regent Tel1 Communications, Inc. ("TEL1"). The License Agreement has a primary term of ten
(10) years.

         Recent Business Developments.   Effective September 1, 1997, Regent
acquired ConnecTen, L. L. C. ("ConnecTen") for 100,000 shares of Regent restricted common stock. The focus of ConnecTen is to provide a wide range of Internet services for corporate customers including high-speed access, web hosting, server co-location and web page development. As part of the scope of the services provided to a corporate account, ConnecTen optimizes a customer's Internet needs at the least cost available. At the date of the acquisition, ConnecTen provided Internet services for eight commercial customers with annualized revenues of $ 60,000. The Company began a direct marketing program through TEL1 using a network marketing system of independent representatives ("IRs") in October for its Internet access products and other telecommunications services. TEL1 has specialized in Internet access services and is now introducing the sale of prepaid long distance telephone cards, residential long distance, commercial long distance, 800 service, international service and wireless telephone and paging services. The direct marketing system was chosen because it is a cost effective strategy that maintains direct contact with the customers. TEL1's offering of wireless products was the result of Regent's acquisition of Channel Services, L.C. which allowed TEL1 to succeed to Channel's status as a preferred customer of AT&T Wireless Services Corp.
Channel Services was acquired through the issuance of 1,281,667 shares of Regent restricted common stock and warrants which can be exercised for an additional 80,000 shares of Regent restricted common stock. For a further description of the Company's planned operations, see "Management's Discussion and Analysis of Financial Condition and Results of Operations" below.

         Employees. At December 31, 1997, the Company had five employees and 50 independent representatives providing marketing for TEL1.

Properties
----------

         Offices. On September 1, 1997, the Company opened a new corporate office located at 2929 Elm St., Dallas, Texas 75226 under a five year lease which provides for rental payments of $3,500 per month.

Legal Proceedings;  Submission of Matters To Vote of Security Holders
---------------------------------------------------------------------

         The Company is not a party to any pending litigation and no significant litigation or legal proceeding has been threatened against the Company. No matter was submitted to a vote for security holders during the year ended December 31, 1997 and in 1998 through the date of this proxy.

Market for Regent's Common Stock

         The Company's Common Stock is traded in the over-the-counter market and currently listed on the Electronic Bulletin Board and trades under the symbol "REGT". The following table sets forth the range of high and low bid quotations as reported by security dealers.

                                                           Bid Price
                                                          ------------
                                                          High     Low
                                                          ----     ---
1995     1st Quarter ...............................      .18      .10
         2nd Quarter ...............................      .10      .05
         3rd Quarter ...............................      .05      .02
         4th Quarter ...............................      .02      .01

1996     1st Quarter ...............................      .01      .01
         2nd Quarter ...............................      .01      .01
         3rd Quarter ...............................      .08      .01
         4th Quarter ...............................      .08      .05

1997     1st Quarter ...............................      .06      .05
         2nd Quarter ...............................      .06      .05
         3rd Quarter ...............................      .12      .10
         4th Quarter ...............................      .14      .10

The approximate number of record holders of Regent Common Stock at December 31, 1997 was 3,500.

Selected Financial Information

         The following table summarizes certain selected historical financial data for the five years ended December 31, 1996 and the nine months ending September 30, 1997 and is qualified in its entirety by the more detailed financial statements included in this report and should be read in conjunction with such financial statements, the notes thereto and with Management's Discussion and Analysis of Financial Condition and Results of Operations included in the Form 10-KSB filed for each year.

                                    Nine Months
                                 Ended September 30,          Year Ended December 31,
                                 -------------------  -----------------------------------------
                                    1997     1996     1996     1995      1994    1993      1992
                                    ----     ----     ----     ----      ----    ----      ----
Operating Revenue(1)                  $34      $4       $4       $446     $98      $71     $132
Net Income (Loss) Before
  Extraordinary Item                 (178)    (39)     (90)       (74)    (58)     (50)      21
Net Income (Loss)                    (178)    (39)     (90)       (74)    (58)     (50)      21
Net Income (Loss) Before
  Extraordinary Item
Per Common Share(2)                 (.013)  (.004)   (.009)     (.008)  (.007)   (.006)    .003
Net Income (Loss) Per Common Share  (.013)  (.004)   (.009)     (.008)  (.007)   (.006)    .003
Cash Flow Provided (Used) by
  Operations                          (84)     (4)     (27)       (42)    (30)     (40)      37
Cash Dividends - Common               -0-     -0-      -0-        -0-     -0-      -0-      -0-
Weighted Average Number of Common
  Shares Outstanding               13,888   9,215    8,877      8,878   8,507    8,390    8,390
Balance Sheet
  Working Capital (Deficit)           (95)    (16)     (30)        19      91      115   (7,198)
  Total Assets                        451     413      372        231     328      255      319
  Total Liabilities                   174      22       32        126     155       46       59
  Long-Term Debt                      -0-     -0-      -0-         44      59       26       34
  Total Shareholders' Equity          277     391      340        105     173      208      259

(1) All amounts in thousands except per share data
(2) Based on the Weighted Average Number of Common Shares Outstanding

 Management's Discussion and Analysis of Financial Conditions and Results of
                                 Operations

         General. Certain statements set forth in this report are forward looking statements that involve a number of risks and uncertainties. Among many factors that could cause results to differ materially are the following: the Company's ability to manage rapid growth; the Company's ability to attract, maintain, and motivate a large base of IRs; competition in the long distance telecommunications and Internet industries; the Company's ongoing relationship with its long distance carriers; dependence upon key personnel; subscriber attrition; the adoption of new, or changes in, accounting policies, practices, and estimates and the application of such policies, practices, and estimates; federal and state governmental regulation of the long distance telecommunications industry; the Company's ability to develop its own long distance network; the Company's ability to maintain, operate, and upgrade its information systems; and the Company's success in the offering of other additional communications products and services.

         The Company's products and services are primarily marketed through a network of IRs. Currently, the Company resells 1-plus long distance through Coastal Telephone Company in Houston, Texas; wireless telephone service through AT&T; dialup Internet service through NKN and the VERIO network, dedicated Internet service through the Company's Dallas fiber hub which utilizes the SAVIS backbone nationwide network and prepaid phone card services through Enhanced Communications in Dallas, Texas. The Company intends to expand its IR related products and services to include a wide range Internet products including Internet telephony. At present, the Company has approximately 60 active service contracts which generate recurring annual gross revenues of $30,000 and expects to increase this volume by 50% per month during 1998.

         The Company encourages IRs to enroll subscribers with whom the IRs have an ongoing relationship. The Company does not require the IRs to use its services but does encourage its usage through discounts and promotions. The sales efforts of the IRs are supported through various means, including Company sponsored training held periodically. The Company presently has 50 IRs and expects to increase this number by 50 a month during 1998.

         Financial Condition

         Liquidity and Capital Resources. At September 30, 1997, excluding amounts owed to officers and affiliates, the Company had net working capital of $46,000. The Company has no amortization requirements under any term loan agreements. The Company is current on all trade payables excluding amounts owed to officers and affiliates. The Company continues to raise monies as needed through proceeds from the sale of the Company's common stock. Through the end of 1997, the Company raised $170,000 by selling new restricted previously unissued common stock, which amount includes a note receivable of $59,000 from the Chariman payable in monthly installments of $4,916.

         Results of Operations

         Comparison of the Nine Months Ended September 30, 1997 to the Nine Months Ended September 30, 1996

         The Company's net loss for the third quarter of 1997 was $178,000, or $.013 cents per common share, compared with a net loss of $39,000 for the same period in 1996. The difference was due to the increase of general and administrative costs for the same periods which consists primarily of deferred management compensation. The Company's expansion of its marketing through direct marketing channels has resulted in adding over 30 independent sales representatives who have sold approximately 50 new service contracts for Internet access or long distance services. The Technology License was modified to eliminate POP charges by NKN for the first 12 months of the License or until the number of TEL1 subscribers exceeds 300, whichever comes first. The Company will begin being charged $500 per month by NKN in October, 1997 for its dial-up customers, regardless of the quantity. In addition, the Company will pay $5.00 per customer per month for technical support. The Company had consulting income through its investments in SSBE in the first quarter of 1996. For the nine months ended September 30, 1997, general and administrative expenses increased $123,000 from 1996 due primarily to the increase of $140,000 in salaries to officers of the Company. All salaries have been accrued liabilities until the Company is capitalized. For the nine months ended September

30, 1997, amortization expense for goodwill and intangibles increased from $27,000 compared to the same period in 1996 due to the amortization of the Technology License.

         1996 versus 1995

         For the twelve months ending December 31, 1996, the Company experienced a significant decrease in sales, current assets and liabilities, all due to the sale of SSBE. Property and equipment decreased due to the write-off of the Company's remaining oil and gas assets which represented undrilled overriding royalty interests. The Company's increase in Other Assets of $270,000 was due to the acquisition of the Technology License which was booked at $364,000 at September 30, 1996. The License is being amortized over ten (10) years and experienced amortized cost of $9,104 for the three months ending December 31, 1996. The Company experienced a gain of $2,465 on the sale of 81% of the ownership of SSBE. The remaining 19% has a book value of $13,496
and is included in Other Assets.   During the fourth quarter, the Company
initiated test-marketing dial-up services in the Dallas-Ft. Worth area. The Company realized approximately $1,000 in sales for the three months ending December 31, 1996. In addition, for the same period, the Company earned nominal receipts for commissions for reselling long distance services.

         1995 versus 1994

         For the twelve months ending December 31, 1995, the Company had a 353% increase in sales from $98,312 to $446,310. This increase in sales was due primarily to the acquisition of SSBE and the Town of Hague contract. For fiscal 1995, the Company had a net loss of $74,174 compared to a net loss of $50,202 for fiscal 1994. The 1995 loss was due primarily to increased general and administrative expenses related to the SSBE acquisition and higher than expected costs for the Hague contract. The Hague contract expenses included the cost of rental equipment. The decrease of oil and gas sales for the same period was due to the sale of certain oil and gas properties in May, 1995. Depreciation, depletion and amortization increased in 1995 and included a $9,400 write down of oil and gas properties due to the full cost ceiling value being in excess of the capitalized costs. The interest income of $362 was from the payments for the water distillation unit which the Company leased to a Houston laboratory. The lease agreement provided for ownership by the laboratory at the end of 36 monthly lease payments of $400 without any additional payment. The final payment was made in June, 1996. The Company has no plans for manufacturing of distillation unit in the future. The gain of $14,000 was from certain feasibility studies performed by SSBE.

         1994 versus 1993

         For the twelve months ending December 31, 1994, the Company had an increase in sales of $27,255 for the same period in 1993 due primarily to the acquisition SSBE. The decrease in oil and gas sales and related expenses for the period is attributable to the sale of certain oil and gas properties in 1993. The miscellaneous income was $946 in 1994 and $14,536 in 1993 for a refund of Utah State income taxes and $2,775 in 1993 from the manufacturing of a water distillation unit which the Company leased to a Houston laboratory. The lease agreement provided for ownership by the laboratory at the end of 36 monthly lease payments of $400. For the period, general and administrative expenses decreased as compared to 1993 due primarily to the capitalization of expenses related to the acquisition of SSBE. The payment of $2,000 per month to the President as a salary was initiated in October, 1993 and continued through 1994. Interest expense decreased for 1994 due to less debt outstanding.

1996 Regent Financials

         The following financial statements are the audited balance sheet for Regent for the years ended December 31, 1996 and 1995 and related consolidated statement of operations, stockholders' equity and cash flows for the years ended December 31, 1996, 1995 and 1994. The statements should be read in conjunction with the related notes thereto and Management's Discussion and Analysis of Financial Condition and Results above.

[SALMON, BEACH & COMPANY LOGO]


                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholders of Regent Technologies, Inc.

We have audited the accompanying consolidated balance sheets of Regent Technologies, Inc. (a Colorado corporation) and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the two years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Regent Technologies, Inc. and subsidiaries as of December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.


                                   /s/ SALMON, BEACH & COMPANY, P.C.



Dallas, Texas
April 10, 1997

               [FARMER, FUQUA, HUNT, & MUNSELLE, P.C. LETTERHEAD]



                          INDEPENDENT AUDITORS' REPORT

Board of Directors and Stockholders
Regent Technologies, Inc.

We have audited the accompanying consolidated statements of operations, stockholders' equity and cash flows of Regent Technologies, Inc. (a Colorado corporation) and subsidiaries for the year ended December 31, 1994. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated results of operations and cash flows of Regent Technologies, Inc. and subsidiaries for the year ended December 31, 1994, in conformity with generally accepted accounting principles.


                                   /s/  FARMER, FUQUA, HUNT & MUNSELLE, P.C.

                                        Farmer, Fuqua, Hunt & Munselle, P.C.

Dallas, Texas
April 5, 1995

                   REGENT TECHNOLOGIES, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                                  DECEMBER 31,
                 (Amounts in thousands, except per share data)

                                                                                   1996      1995
ASSETS                                                                             ----      ----
CURRENT ASSETS
     Cash                                                                        $    1    $    9
     Costs and estimated earnings in excess of billings                              --        16
     Accounts receivable                                                              1        40
     Deposit                                                                         --        25
     Other                                                                           --        12
                                                                                 ------    ------
Total current assets                                                                  2       102

PROPERTY AND EQUIPMENT - AT COST
     Net investment properties, using the full cost method of accounting             --        29
     Furniture and fixtures                                                           4         4
                                                                                 ------    ------
                                                                                      4        33
     Lease accumulated depreciation, depletion and amortization                       3         2
                                                                                 ------    ------
                                                                                      1        31
OTHER ASSETS                                                                        369        99
                                                                                 ------    ------
                                                                                 $  372    $  232
                                                                                 ------    ------

LIABILITIES
CURRENT LIABILITIES

     Accounts payable and accrued liabilities                                    $   16    $   72
     Accrued compensation                                                            14        --
     Notes payable to affiliates                                                      2        10
                                                                                 ------    ------
Total current liabilities                                                            32        82

NOTES PAYABLE TO AFFILIATE, less current portion                                     --        44

COMMITMENTS                                                                          --        --

STOCKHOLDERS' EQUITY
     Common stock, $.01 par value; authorized 100,000,000 shares, issued and outstanding 12,467,189 and 8,974,201 shares for
      1996 and 1995, respectively                                                   125        90
     Additional paid-in capital                                                   2,517     2,228
     Accumulated deficit                                                         (2,302)   (2,212)
                                                                                 ------    ------
Total Stockholders' Equity                                                          340       106
                                                                                 ------    ------
                                                                                 $  372    $  232
                                                                                 ------    ------


       The accompanying notes are an integral part of these statements.

                   REGENT TECHNOLOGIES, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                        FOR THE YEARS ENDED DECEMBER 31,
                 (Amounts in thousands, except per share data)

                                                                                              1996        1995        1994
                                                                                              ----        ----        ----
REVENUES
     Internet sales and service                                                           $       1  $      --   $      --
     Investment income                                                                           --        427          95
     Gain on sale of assets                                                                       3          4          --
     Interest income and other                                                                   --         15           3
                                                                                          ---------  ---------   ---------
                                                                                                  4        446          98
COSTS AND OTHER DEDUCTIONS
     Costs of Internet sales and services                                                        --         --          --
     Costs of investment income                                                                  --        338          70
     General and administrative                                                                  55        149          71
     Depreciation, amortization and impairment                                                   39         28          11
     Interest expense                                                                            --          5           4
                                                                                                 94        520         156
                                                                                          ---------  ---------   ---------
NET LOSS                                                                                       ($90)      ($74)      ($ 58)
                                                                                          ---------  ---------   ---------
LOSS PER COMMON SHARE                                                                       ($0.009)   ($0.008)    ($0.007)
                                                                                          ---------  ---------   ---------
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING                                                9,596,689  8,878,369   8,507,301
                                                                                          ---------  ----------  ---------


       The accompanying notes are an integral part of these statements

                   REGENT TECHNOLOGIES, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS EQUITY
               FOR THE YEARS ENDED DECEMBER 31,1996,1995 AND 1994
                 (Amounts in thousands, except per share data)



                                  Common Stock         Additional                       Treasury Stock             Total
                              --------------------      Paid-in     Accumulated     -----------------------     Stockholders
                                Shares     Amount       Capital       Deficit        Shares       Amount           Equity
                                ------     ------       -------       -------        ------       ------           ------

BALANCES, JANUARY 1, 1994      8,390,000      $84        $2,205      ($2,080)           -           -                $209


Issuance of common stock         469,203        5            19         -               -           -                  24

Net loss                           -           -            -            (58)           -           -                 (58)
                              ----------- ----------   ----------    ----------    ----------    ----------       ----------
BALANCES, DECEMBER 31, 1994    8,859,203       89         2,224       (2,138)           -           -                 175

Issuance of common stock         114,998        1             4         -               -           -                   5

Net loss                           -           -            -            (74)           -           -                  (74)
                              ----------- ----------   ----------  ----------      ----------    ----------       ----------
BALANCES, DECEMBER 31, 1995    8,974,201       90        $2,228       (2,212)           -           -                  106

Acquisition of stock in
connection with SSBE
transaction                        -           -            -           -            500,000       50,000               -

Exchange of registered
stock for restricted
stock                              -           -            -           -            570,844        -                   -

Issuance of stock              3,492,988       35           289         -         (1,070,844)     (50,000)             324

Net loss                           -           -            -           (90)           -                               (90)
                              ----------- ----------   ----------  ----------     ----------     ----------       ----------
BALANCES, DECEMBER 31, 1996

                              12,467,189     $125        $2,517     ($2,302)               0           $0             $340


     In November, 1995, the Company offered 500,000 shares of its common stock as restricted stock for $.05 per share through a private placement memorandum or other private transactions. In March, 1996, the Company offered 500,000 shares of its common stock as restricted stock for $.02 per share to raise working capital.


     At December 31, 1996, the Company had sold 451,300 shares of its common stock as restricted stock for an average price of $.033 per share to raise working capital in 1995 and 1996 under the aforementioned resolutions.


     At September 30, 1996, the Company issued 3,141,688 previously unissued shares of its common stock as restricted stock as partial consideration for the Technology License.

        The accompanying notes are an integral part of these statements.
                                       F-5

                  REGENT TECHNOLOGIES, INC. AND SUBSIDIARIES

                    CONSOLIDATED STATEMENTS OF CASH FLOWS
                       FOR THE YEARS ENDED DECEMBER 31,
                            (Amounts in thousands,
                            except per share data)

                                                                 1996           1995       1994
                                                                 -----          -----      -----
CASH FLOW FROM OPERATING ACTIVITIES:

      Net loss                                                   ($90)          ($74)      ($58)
Adjustments To Reconcile Net Loss
  to Net Cash Provided (Used) by Operating Activities:
      Gain on sale of assets                                       (3)            (4)        -
      Depreciation, depletion, amortization and impairment         39             28         11
      (Increase) Decrease in
        Accounts receivable                                        (1)            30        (67)
        State tax refunds receivable                               -               2         12
        Other current assets                                        2             (3)        (6)
        Costs and estimated earnings in excess of billings         -             (15)        -
      Increase (Decrease) in
        Accounts payable and accrued liabilities                   12             (6)        76
        Accrued compensation and other                             14             -           1
                                                                 -----          -----      -----

Net Cash Used In Operating Activities                             (27)           (42)       (31)
                                                                 -----          -----      -----
CASH FLOW FROM INVESTING ACTIVITIES:

     Proceeds from sale of oil and gas properties                  -              37         -
     Net collections on notes receivable                            2             14         31
     Proceeds (Costs) of investment in subsidiary                   6             -         (50)
     (Increase) Decrease of property and equipment                 -              17         (1)
     (Increase) Decrease in other assets                           -             (25)         7
                                                                 -----          -----      -----

Net Cash Provided (Used) From Investing Activities                  8             43        (13)
                                                                 -----          -----      -----
CASH FLOW FROM FINANCING ACTIVITIES:

     Net repayment of borrowings                                   -             (20)        (3)
     Issuance of common stock                                       9              5         10
     Net proceeds from (repayment of) note to stockholder           2             (2)       (10)
                                                                 -----          -----      -----

Net Cash Provided (Used) From Financing Activities                 11            (17)        (3)
                                                                 -----          -----      -----

Decrease In Cash                                                   (8)           (16)       (47)
                                                                 -----          -----      -----

Cash at Beginning of Period                                         9             25         72
                                                                 -----          -----      -----

Cash at End of Period                                              $1             $9        $25
                                                                 -----          -----      -----
SUPPLEMENTAL DISCLOSURES

     Cash paid during the period for interest                      -               2          4
                                                                 -----          -----      -----


       The accompanying notes are an integral part of these statements

                   REGENT TECHNOLOGIES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         DECEMBER 31,1996,1995 AND 1994

     (1) ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


     Regent Technologies, Inc. (the "Company"), formerly Regent Petroleum Corporation, was incorporated on January 18, 1980, for the purpose of exploration and development of oil and gas properties in the United States. Activities of the Company up to 1992 were primarily organization, issuance of equity capital and acquisition of developed and undeveloped oil and gas properties which included the formation of Earth Minerals, Inc. in 1991, which was later renamed Regent Industries, Inc. In 1992, the Company redirected its core business to environmental technologies and Regent Industries joint-ventured water filtration systems. In 1994, the Company acquired SSB Environmental, Inc. ("SSBE"), which was organized for the purpose of providing environmental services and was accounted for under the purchase method of accounting. Effective January 1, 1996, the Company sold 100% of Regent Industries and 81% of its interest in SSBE, and the remaining 19% is accounted for on the cost method of accounting. In September, 1996, the Company licensed proprietary technology for the purpose of offering Internet access and related products and services. During the fourth quarter of 1996, the Company organized TEL1 Communications, Inc. as a wholly owned subsidiary to market its Internet and telecommunications products and services.

     Principles of Consolidation

     The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. Regent Industries and SSBE were consolidated in the financial statements of the Company in the fiscal years ended 1994 and 1995 and TEL1 Communications, Inc., incorporated in Nevada in December, 1996., and registered in Texas as Turbonet, Inc., was consolidated for the fiscal year ended 1996.

     Use of Estimates


     Management uses estimates and assumptions in preparing financial statements. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and reported revenues and expenses. Actual results could differ from these estimates.

     Revenue and Cost Recognition on Contracts

     The Company recognizes revenues from fixed-price contracts on the percentage-of-completion method, measured by the percentage of cost incurred to date to estimated total cost for each contract. Contract costs include all direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs and depreciation. Selling, general, and administration costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability may result in revisions to costs and income, which are recognized in the period in which the revisions are determined. Changes in estimated job profitability resulting from job performance, job conditions, contract penalty provisions, claims, change orders, and settlements, are accounted for as changes in estimates in the current period.


     The asset, "Costs and estimated earnings in excess of billings", represents revenues recognized in excess of amounts billed. The liability, "Billing in excess of costs and estimated earnings", represents billings in excess of revenues recognized.

                   REGENT TECHNOLOGIES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 1996, 1995 AND 1994

     (1) ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES-CONTINUED

     Depreciation, Amortization and Impariment

     Depreciation of furniture and fixtures is provided in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives (5 years). The straight-line method of depreciation is used for financial reporting purposes, while accelerated methods are used for tax purposes. Amortization of the Technology License is provided in amounts which reflect the anticipated minimum number of years of the License Agreement (10 years). Amortization of Goodwill and Intangibles is provided in amounts to reflect the life of the asset purchased (40 years and 15 years respectively).

     Stock Options and Awards

     In 1994, as part of the acquisition of SSBE, the Company adopted a nonqualified stock option plan which was terminated with the sale of 81% of the SSBE stock. The Plan terminated without the grant of any stock thereunder.

     In 1995, the Directors approved a resolution granting each Director stock options of 100,000 shares with an exercise price of $.075 for a term of ten years or ninety days after termination or resignation, whichever comes first.

     Income Taxes

     The Company utilizes the method of accounting for income taxes set forth in Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes" (SFAS 109). SFAS 109 requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement carrying amounts and tax bases of assets and liabilities, using enacted tax rates in effect in the years in which the differences are expected to reverse. These temporary differences primarily relate to depreciation, depletion and amortization. The Company has not recognized the benefit of any net operating loss carryforwards as the result of adopting SFAS 109, and no deferred tax assets have been recorded in the books of the Company due to uncertainty as to the Company's ability to utilize the loss carryforwards.

     Consolidated Statements of Cash Flows

     The Company does not consider any of its assets to meet the definition of a cash equivalent.

     (2) SALE OF ASSETS

     Effective January 1, 1996, the Company sold 81% of its ownership in SSBE to management of SSBE for the consideration of cash of $10,000 and 500,000 shares of common stock of the Company, of which 29,156 shares were registered shares of common stock of the Company. The sale resulted in a gain of $2,765. The remaining 19% investment ownership has a book value of $13,496, which can by purchased by the buyers under a two year option for the consideration of the greater of the Company's book value or the market value at the date of the exercise of the option.

                   REGENT TECHNOLOGIES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         DECEMBER 31,1996,1995 AND 1994

     The following summarized information presents the results of operations of SSBE for the years ended December 31, 1995 and December 31, 1994. The contract with the Town of Hague, New York, accounted for $421,794 of the $435,577 total revenues in 1995 and $79,684 in 1994. This contract was suspended indefinitely in 1996.

                                               1995            1994
                                            ----------      ---------
     Revenues                                $435,577         $79,684
     Net loss                                 ($3,946)        ($7,682)
     Net loss per common share               ($0.0004)       ($0.0009)
     Weighted average common shares         8,878,369       8,507,301


     (3) PURCHASE OF TECHNOLOGY LICENSE


     Effective August 16, 1996, the Board of Directors of the Company approved the acquisition of the license (the "Technology License") of the hardware and the software necessary for the Company to offer dialup access to the Internet. The license was obtained from NKN Technologies, Inc. ("NKN") for the consideration of the grant of 2,500,000 shares of common stock of the Company, consisting of 600,000 registered shares and 1,900,000 restricted shares. To have a sufficient number of registered shares, the Board of Directors approved the exchange of three (3) shares of restricted stock for one (1) share of registered stock resulting in the exchange of 1,712,532 shares of restricted stock for 570,844 registered shares. The Company issued 3,141,688 shares of newly issued restricted common stock plus the 500,000 shares received from SSBE to satisfy the consideration for the license, all valued at $.10 per share.

     (4) NOTES RECEIVABLE

                                                                        1996               1995
                                                                       ------             ------

     Financing note receivable, bearing interest at 7%,
     payable in monthly installments of $400, including
     interest, through May 1996, collateralized by a
     water distillation unit with an original cost of $10,180.       $   -              $    2,471
                                                                     ----------         ----------

     (5) OTHER ASSETS

                                                                        1996               1995
                                                                       ------             ------
     Goodwill, less accumulated amortization of $2,391                     -                74,107
     in 1995.

     Investment, minority ownership SSBE                                 13,496               -

     Intangibles, less accumulated amortization of $10,927                 -                25,570
     in 1995.

     Technology License, less accumulated amortization
     of $9,104 in 1996                                                  355,064               -
                                                                     ----------         ----------
                                                                     $  368,560         $   99,677
                                                                     ----------         ----------

                   REGENT TECHNOLOGIES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         DECEMBER 31, 1996, 1995 AND 1994

     (6) TRANSACTIONS WITH RELATED PARTIES


     From October 1992, through March 1997, the Company rented administrative office space from the President for $750.00 per month.

     In 1994, SSBE issued two notes payable to Schillinger, Salemi and Boyd, Inc., owned by certain stockholders of the Company. In 1995, the Company paid $109,039 to Schillinger, Salemi and Boyd, Inc. for services rendered.

     In November 1995, the wife of the Company's President, purchased 100,000 restricted shares of the Company's common stock for $.05 per share.

     Effective January 1, 1996, management of SSBE purchased 81% of the ownership of SSBE from the Company for 500,000 shares of the common stock of the Company and cash of $10,000. Management also received an option for two years to purchase the remaining 19%.

     In May 1996, the Board of Directors of the Company approved the sale of 500,000 shares of restricted common stock for $.02 per share to raise working capital. In the second and third quarters, the wife of the Company's President, purchased 225,000 shares of common stock of the Company in two transactions for a total of $4,500 to provide working capital.

     In June 1996, the wife of the Company's President, purchased the stock of Regent Industries, Inc. with an effective date of January 1, 1996. The stock had a book value of less than $100 and was sold for $300 for the purpose of raising working capital for the Company.

     In September 1996, certain officers and directors of the Company exchanged 520,844 registered shares of common stock of the Company for 1,562,532 shares of restricted stock of the Company to complete the grant of registered stock to NKN.

     On December 31, 1996, and January 27, 1997, the President issued notes to the Company in the amounts of $2,000 and $1,500 to assist in the payment of certain trade payables. The notes are due upon demand and bear interest at eight percent (8%) per annum.

     On February 27, 1997 and March 19,1997, the wife of the Company's President purchased on each date 100,000 of restricted common stock of the Company for $.05 per share.

     On April 1, 1997, Mr. Roy Mers, a director since March, 1997, purchased 200,000 shares of restricted common stock of the Company for $.05 per share.

     (7) COMMITMENTS


     In April, 1997, the Company moved its corporate offices to 350 N. St. Paul, Suite 2410, Dallas, Texas, under a month-to-month lease which provides for rental payments of $750 per month. Rent expense was approximately $9,600 in 1996 and 1995 and $12,000 in 1994.

Management

         Directors and Executive Officers - See "Election of Directors" below.

         Compensation which the Company paid for services in all capacities for the year ended December 31, 1997, to the executive officers of the Company is set forth as follows:

                                                                          Long Term Compensation
                               Annual Compensation                     Awards       Payouts
(a)                            (b)     (c)      (d)      (e)           (f)          (g)        (h)      (i)
Name                                                     Other
and                                                      Annual        Restricted
Principal                                                Compen-       Stock        Options/   LTIP     Other
Position                       Year    Salary   Bonus    sation(1)     Awards       SARs(#)    Payouts  Comp.(3)
----------------------------------------------------------------------------------------------------------------
Roy W. Mers, CEO               1997    $90,000           $6,000
David A. Nelson, President     1997    $87,000           $6,000
                               1996    $24,000           $6,000
                               1995    $24,000           $1,600
Steve Hughes, CFO              1997    $30,000
Elaine Boze, General Counsel   1997    $12,000


(1)      Other Annual Compensation is an Automobile allowannce.
(2) The CEO and President are compensated under Employment Contracts initiated effective on April 1, 1997 and have deferred all salary until the Company is capitalized. The CFO has deferred half of his salary until the Company is capitalized.
(3) The Company paid, or otherwise incurred, a consulting fee of $24,000 to the President in 1996 and 1995.
(4) The Company also paid the following consulting fees in 1995: Salerni, Schillinger & Boyd, Inc. $109,038 and & $360 to the Law firm of Lawrence R. Schillinger.

   Other Benefits. The Directors of the Company receive $250 each for meetings attended and each director has agreed to convert the Director's fee to newly issued restricted common stock at a price of $.15 per share to conserve cash. Also, the Directors voted to grant each Director stock options of 100,000 shares with an exercise price of $.075 for a term of ten years or ninety days after termination or resignation as a Director, whichever cones first.

Security Ownership of Certain Beneficial Owners and Management

         Principal Shareholders

         The following table sets forth certain information respecting the holdings of each shareholders who was known to the Company to be the beneficial owner, as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended, of more of more than 5% of the Common Stock of the Company. Each of the persons or entities named below as beneficially owning the shares set forth opposite his name has sole voting power and sole investment power with respect to such shares, unless indicated. The amounts include spousal ownership and the grant of options.

         Name and address of               Amount and Nature of           Beneficial
         Beneficial Owner                  Beneficial Ownership           Ownership
         ----------------                  --------------------           ---------
         Roy W. Mers (1)                   3,245,833 Shares               17.61%
         1074 Bells Chapel
         Waxahachie, Texas 75165

         David A. Nelson                   3,869,760 Shares               21.00%
         3212 Beverly Drive
         Dallas, Texas 75205

         NKN Technologies, Inc. (1)        1,666,667 Shares                9.04%
         400 N. St. Paul, Suite 500
         Dallas, Texas 75201

         Jesse G. Edwards                  1,712,073 Shares                9.29%
         1890 Valley View Lane
         Tyler, Texas 75703

(1) Includes 833,333 shares of indirect ownership through Mr. Mers' one third ownership of NKN Technologies, Inc.

         Security Ownership of Management

         The following table sets forth certain information with respect to the Common Stock of the Company beneficially owned by the directors and the directors and officers as a group and include director options. The person named below as beneficially owning the shares set forth opposite his name, including options, has sole voting power and sole investment power with respect to such shares, unless otherwise indicated.

Name and address of                    Amount and Nature of    Beneficial
Beneficial Owner                       Beneficial Ownership     Ownership
----------------                       --------------------     ---------
Roy W. Mers, Chairman                    3,245,833 Shares        17.61%
David A. Nelson, President               3,869,760 Shares        21.00%
Gordon M. Boyd, Director                   366,532 Shares         1.99%
William D. Bingham, Director               100,000 Shares          .54%
Steve Hughes, CFO                          500,000 Shares         2.71%
Bruce Goldstein, President, ConnecTen      500,000 Shares         2.71%
Elaine Boze, General Counsel               500,000 Shares         2.71%
Officers and Directors as a Group        5,288,625 Shares        49.27%

Certain Relationships and Related Transactions

In April, 1997, the Directors approved the grant stock options to the Chairman in the amount of 2,000,000 shares and to the President in the amount of 500,000 shares all with an exercise price of $.05 with an expiration of December 31, 1998.

The Directors also approved a resolution granting 50,000 shares each to the Chief Financial Officer and to the General Counsel to vest upon completion of their employment contracts.

During the third quarter, 1997, the Directors approved the grant of stock options to the General Counsel and the Chief Financial Officer in the amount of 450,000 shares and to the Director of the Integration Services Division of the Company in the amount of 400,000 shares each with an exercise price of $.05 with an expiration of December 31, 1998.

In October, 1997, the Board of directors passed a resolution giving all employees the option of taking restricted shares of the Company stock, at a value of $.05 per share, in lieu of salaries owed through 1997.

Regent Interim Financials

         The following financial statements are the unaudited financial statements of Regent for the nine months ended September 30, 1997. The statements should be read in conjunction with the related notes thereto and the previous Management's Discussion and Analysis of Financial Condition and Results. The financial results as of and for the nine months ended September 30, 1997 and 1996, in the opinion of management contain all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of this information.

                   Regent Technologies, Inc. and Subsidiaries
                           Consolidated Balance Sheets


(unaudited)
(Amounts in thousands)

                                                                               SEPTEMBER 30,      DECEMBER 31,
                                                                                   1997              1996
                                                                                   ----              ----
ASSETS
CURRENT ASSETS
     Cash                                                                        $    10                 1
     Notes receivable                                                                 59                 -
     Accounts receivable                                                              10                 1
                                                                                 -------            ------
Total current assets                                                             $    79                 2

PROPERTY AND EQUIPMENT - AT COST
     Furniture and fixtures                                                            5                 4
     Computer and electronic equipment                                                20                 -
                                                                                 -------            ------
                                                                                      25                 4
Less accumulated depreciation and amortization                                         4                 3
                                                                                 -------            ------
                                                                                 $    21                 1

OTHER ASSETS                                                                         351               369
                                                                                 -------            ------
                                                                                 $   451               372

LIABILITIES
CURRENT LIABILITIES

     Accounts payable and accrued liabilities                                    $    29                16
     Accrued compensation                                                            140                14
     Notes payable to affiliates                                                       5                 2
                                                                                 -------            ------
Total current liabilities                                                            174                32

LONG TERM DEBT                                                                        --                --
STOCKHOLDERS' EQUITY

     Common stock, $.01 par value, authorized 100,000,000 shares, issued and outstanding 14,767,189 and 12,467,189 shares for
     1997 and 1996, respectively                                                     148               125
     Capital in excess of par value                                                2,609             2,517
     Accumulated deficit                                                          (2,480)           (2,302)
                                                                                 -------            ------
Total Stockholders Equity                                                        $   277               340
                                                                                 -------            ------
Total Liabilities and Stockholders' Equity                                       $   451               372
                                                                                 -------            ------


        The accompanying notes are an integral part of these statements.

                   Regent Technologies, Inc. and Subsidiaries
                             Statement of Operation

(Unaudited)
(Amounts in thousands, except per share data)

                                                               Three Months               Nine Months
                                                            Ended September 30,        Ended September 30,

                                                            1997         1996          1997         1996
                                                            ----         ----          ----         ----
REVENUES
     Internet and telecommunication product sales         $    19            1            34            1
     Miscellaneous income                                       -            -             -            3
                                                          -------       ------        ------       ------
                                                               19            1            34            4
COSTS AND OTHER DEDUCTIONS
     Cost of sales                                             11            1            20            1
     General and administrative                                86           12           164           41
     Depreciation, depletion and amortization                  10            1            28            1
                                                          -------       ------        ------       ------
                                                              107           14           212           43
NET EARNINGS (LOSS)                                       $   (88)         (13)         (178)         (39)

     NET EARNINGS (LOSS) APPLICABLE TO COMMON STOCK           (88)         (13)         (178)         (39)
                                                          -------       ------        ------       ------
     NET EARNINGS (LOSS) PER COMMON SHARE                 $(0.006)      (0.001)       (0.013)      (0.004)
                                                          -------       ------        ------       ------
     WEIGHTED AVERAGE COMMON SHARES OUTSTANDING            14,767        9,215        13,888        9,215
                                                          -------       ------        ------       ------

The accompanying notes are an integral part of these statements.

                   Regent Technologies, Inc. and Subsidiaries
                             Statement of Cash Flows

(Unaudited)
(Amounts in thousands)

                                                         For the Nine Months
                                                         Ended September 30,
                                                          1997       1996
                                                         -----       ----
CASH FLOW FROM OPERATING ACTIVITIES:
     Net earnings (loss)                                 $(178)       (39)
Adjustments To Reconcile Net Earnings (loss)
to Net Cash Provided (Used) by Operating Activities:
     Gain on sale of assets                                  -          2
     Depreciation and amortization                           1          1
     (Increase) Decrease in
     Accounts and notes receivable                         (67)        39
     Prepaid expenses                                       --         25
     Other assets                                           18         28
     Increase (Decrease) in
     Accounts payable and accured liabilities               16        (70)
     Accrued compensation and other                        126         10
                                                         -----       ----

Net Cash Used In Operating Activities                    $ (84)        (4)
                                                         -----       ----

CASH FLOW FROM INVESTING ACTIVITIES:

     (Increase) Decrease in investments                  $   -       (289)
     Capital expenditures                                  (22)         -
     Proceeds from sale of assets                            -         10
                                                         -----       ----
Net Cash Used In Investing Activities:                   $ (22)      (279)
                                                         -----       ----
CASH FLOW FROM FINANCING ACTIVITIES:

     Payment on long-term debt                           $   -        (44)
     Issuance of common stock                              115        323
                                                         -----       ----

Net Cash Provided (Used) From Financing Activities       $ 115        279
                                                         -----       ----
Increase (Decrease) In Cash                                  9         (4)
                                                         -----       ----

Cash at Beginning of Period                              $   1          9
                                                         -----       ----
Cash at End of Period                                    $  10          5
                                                         -----       ----
SUPPLEMENTAL DISCLOSURES

     Cash paid during the period for interest            $   -          -
                                                         -----       ----

        The accompanying note are an integral part of these statements.

                         NOTES TO FINANCIAL STATEMENTS
              September 30, 1997 (unaudited) and December 31, 1996

The amounts presented in the balance sheet as of December 31, 1996 were derived from Regent Technologies' audited financial statements included in its Form 10-K filed for the year ended December 31, 1996, the notes of which are hereby incorporated by reference with the accompanying financial statements. The amounts presented in the balance sheet as of September 30, 1997 were derived from Regent Technologies' unaudited financial statements included in its Form 10-Q filed for the period ended September 30, 1997, the notes of which are hereby incorporated by reference with the accompanying financial statements.

(1) MANAGEMENT'S REPRESENTATION. In the opinion of management, the accompanying financial statements contain all adjustments necessary to present fairly the financial position of Regent Technologies (the "Company") as of September 30, 1997 and December 31, 1996 and 1995. The adjustments made for the periods presented are of a normal and recurring nature.

================================================================================

                             ELECTION OF DIRECTORS


Identification of the Directors to be Elected

         At the meeting, the shareholders will elect four directors to hold office until the next annual meeting of shareholders and until their successors are duly elected and qualified. Unless contrary instructions are given, the shares represented by the enclosed proxy will be voted "FOR" the election of the Board of Directors' nominees listed below.

         The Board of Directors has received notice that the nominees are willing to serve as directors. If a nominee at the time of his election is unable or unwilling to serve or is otherwise unavailable for election, and as a result another nominee is designated, the persons named in the enclosed proxy or their substitutes will have discretion and authority to vote or to refrain from voting for the nominee in accordance with their judgment. The nominees for election as directors, together with certain information about them, are as follows:


                                   Has Been A        Positions With
Name                   Age       Director Since      Company
Roy W. Mers            51        March, 1996         Director, CEO
David A. Nelson        50        October, 1992       Director, President
Gordon M. Boyd         51        December, 1994      Director
William D. Bingham     43        December, 1994      Director


Principal Occupations of Nominees For Director

         Mr. Mers has served as a director and Chief Executive Officer since March, 1997 and Chairman of the Company since April, 1997. From May, 1996 to March, 1997, Mr. Mers was the Chief Financial Officer and a Board member of National Knowledge Networks, Inc., the leading wholesale Internet provider in the Dallas/Ft. Worth metroplex. As the recent past President of Electronic Transmission Corporation, Mr. Mers directed the initial growth of the company which successfully developed network integration of managed care financial data. Mr. Mers was the founding stockholder of Huntington Systems which was instrumental in the integration of the Canon Color Laser technology as a computer output device. Mr. Mers served as a consultant to JC Penny Company and Sony Corporation to develop a viable digital photography. Mr. Mers holds a B.S. degree from Southern Methodist University and has completed graduate studies in economics and finance.

         Mr. Nelson has served as President and a Director of the Company since October, 1992. From November, 1988 to September, 1992, Mr. Nelson was President, Chief Executive Officer of Intramerican Corporation, formerly Intramerican Oil and Minerals, Inc., a public oil and gas corporation. Mr. Nelson managed the rebuilding of Intramerican through the addition of business segments related to gas gathering and property management and by increasing proven oil and gas reserves each year. The company moved from a negative earnings position in 1988 to consecutive profitable years in 1989, 1990 and 1991. Mr. Nelson is an attorney and has over ten years of banking experience. He holds a B.A. and J.D. from Baylor University and from Texas A & M a Masters in Computing Sciences. He was employed from 1971 to 1983 at Republic National Bank and last served as a Vice President in the commercial lending department.

         Mr. Boyd has served as Director of the Company since December, 1994. From 1988 to 1994, Mr. Boyd served as President of Schillinger, Salerni and Boyd, Inc. Mr. Boyd was an environmental policy aide to the State Assembly of New York from 1979 to 1983, when he was appointed executive director of the New York State Legislative Commission on Solid Waste Management. In 1989, he was appointed by the Governor to the State Solid Waste Management Board. He has a B.A. from Hamilton College.

         Mr. Bingham is CEO of Net Explorer, Inc., an internet consulting company serving the Fortune 500 companies. From 1986 to 1994, Mr. Bingham was a Vice President of Browning Ferris Industries where he helped launch BFI's medical waste business. He currently consults in the computer operations business with an emphasis on establishing intranet services. His educational background includes studies at Stanford University and UCLA.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

         The Financial Statement of the Company for the years ended December 31, 1996 and 1995 were audited by Salmon, Beach and Company and for the year ended December 31, 1994 by Farmer, Fuqua, Hunt, Munselle & Robert, L.L.C.

                             SHAREHOLDER PROPOSALS


         Proposals of shareholders intended to be presented at the Annual Meeting of Shareholders in 1999 must be received by the Company by December 31, 1998 in order to be considered for inclusion in the Company's proxy statement.


                        COST OF SOLICITATION OF PROXIES

         The Company will bear the cost of the solicitation of the Board of Directors' proxies for the meeting, including the cost of preparing, assembling and mailing proxy materials, the handling and tabulation of proxies received and charges of brokerage houses and other institutions, nominees and fiduciaries in forwarding such materials to beneficial owners. In addition to the mailing of the proxy material, such solicitation may be made in person or by telephone or telegraph by directors, officers and regular employees of the Company.

                           ANNUAL REPORT ON FORM 10-K

THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON SOLICITED BY THIS PROXY STATEMENT, ON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K (INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO) AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR ITS MOST RECENT FISCAL YEAR. SUCH WRITTEN REQUEST SHOULD BE DIRECTED TO DAVID A. NELSON, SECRETARY, AT THE ADDRESS OF THE COMPANY APPEARING ON THE FIRST PAGE OF THIS PROXY STATEMENT.

--------------------------------------------------------------------------------

REGISTRAR AND TRANSFER AGENT               COMMON STOCK INFORMATION
Signature Stock Transfer, Inc.             Regent Technologies, Inc.'s Stock is
14675 Midway Road, Suite 221               traded Over-the-Counter on the
Dallas, Texas 75244                        electronic bulletin board under the
(972)788-4193                              Symbol "REGT "

                           REGENT TECHNOLOGIES, INC.
                         ANNUAL MEETING OF SHAREHOLDERS


This Proxy is solicited by the Board of Directors for the March 4, 1998 meeting of shareholders.

The undersigned, a shareholder of Regent Technologies, Inc., a Colorado corporation, hereby constitutes and appoints David A. Nelson and Roy W. Mers, each of them acting individually as the attorney and proxy of the undersigned, with full power of substitution, for and in the name and stead of the undersigned to attend the Annual Meeting of the Shareholders of the Company, to be held at 2929 Elm St., Dallas, Texas 75226 on Wednesday, March 4, 1998 at 10:00 a.m., local time, and any postponement or adjournment thereof, and thereat to vote all shares of stock of Regent Technologies, Inc. which the undersigned would be entitled to cast if then personally present:


1. To approve the reverse stock split of the Company's Common Stock on a one share for six shares basis, thereby reducing the number of shares owned by each shareholder by 83.33%.

FOR                        AGAINST                        ABSTAIN
    --------                       --------                       --------

2.   Election of Directors
Board of Directors Nominees: David A. Nelson, Gordon M. Boyd, William D. Bingham and Roy W. Mers

FOR all nominees               WITHHOLD AUTHORITY for all nominees
                 --------                                          --------

Instruction: To withhold authority to vote for election of one or more persons nominated by the Board of Directors, mark FOR above and cross out name(s) of persons with respect to whom authority is withheld.

3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

This proxy delegates discretionary authority to vote in respect to all other matters set forth in Rule 14a-4 of the Securities Exchange Act of 1934, including matters which the Board of Directors do not know a reasonable time before the mailings of this proxy are to be presented at the meeting, upon which the undersigned is entitled to vote and which may properly come before said meeting or any postponement or adjournment thereof.

The undersigned hereby revokes all previous proxies for the meeting and acknowledges receipt of the Notice of Meeting and Proxy Statement furnished herewith, hereby confirms that this proxy shall be valid and may be voted whether or not the shareholder's name is signed as set forth below or a seal is affixed or the description, authority or capacity of the person signing is given or other defect of signature exists, and hereby ratifies all that the said attorneys and proxies may do by virtue hereof.

When signing as attorney-in-fact, executor, administrator, trustee or guardian, please add your title as such, and if signer is a corporation, please sign with full corporate name by duly authorized officers and affix the corporate seal. Where stock is issued in the name of two or more persons, all such persons should sign.

PLEASE DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE.

                                    Dated:                    1998
                                          ------------------,


                                    ------------------------------
                                    Signature of Shareholder


                                    ------------------------------
                                    Signature of Shareholder